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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48726) pertaining to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan and the Support.com, Inc. 2000 Employee Stock Purchase Plan of our report dated January 16, 2001, with respect to the consolidated financial statements of Support.com, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                   /s/ Ernst & Young LLP

Palo Alto, California
March 27, 2001